EXHIBIT 5.1

                     VENABLE, BAETJER AND HOWARD, LLP
                    Including professional corporations
                   1800 Mercantile Bank & Trust Building
                             Two Hopkins Plaza
                      Baltimore, Maryland  21201-2978
                    (410) 244-7400, Fax (410) 244-7742


                               October 10, 1996


Resource Mortgage Capital, Inc.
4880 Cox Road
Glen Allen, VA  23060

     Re:  Registration Statement on Form S-3
                    (Reg. No. 33-50705)

Ladies and Gentlemen:


           We have acted as counsel to Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), in connection with its proposed public offering of 1,600,000 shares of its Series C Cumulative Convertible Preferred Stock, $0.01 par value ("Series C Preferred Stock") subject to an option to offer an additional 240,000 shares to cover over-allotments, if any, pursuant to a Registration Statement filed on Form S-3 (Registration No. 33-50705) ("Registration Statement"). On October 10, 1996, the Company filed a final prospectus supplement (the "Prospectus Supplement") to the Prospectus dated September 16, 1996 ("Prospectus") with the Securities and Exchange Commission with respect to the Series C Preferred Stock.

           In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including the Articles of Incorporation, as amended, By-laws of the Company, and the proposed Articles of Amendment establishing the Series C Preferred Stock. We have assumed without independent verification the genuineness of signatures, the authenticity of documents, and the conformity with originals of copies.

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           Based on the foregoing, we are of the opinion that the shares of
Series C Preferred Stock being sold by the Company, when issued and sold in accordance with the terms of the Underwriting Agreement in substantially the same form filed as Exhibit 1.1 to the Form 8-K filed this day by the Company with the Securities and Exchange Commission ("8-K") and upon filing with, and acceptance by, the Virginia State Corporation Commission of the Articles of Amendment establishing the Series C Preferred Stock, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Form 8-K, the incorporation by reference of this opinion into the
Registration Statement and the reference to our firm under "Legal Opinions" in the Prospectus and "Legal Matters" in the Prospectus Supplement comprising a part of the Registration Statement.

           By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                         Very truly yours,


                         VENABLE, BAETJER AND HOWARD, LLP